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                                                                   Exhibit 10.13

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                      AMENDED AND RESTATED ESCROW AGREEMENT

     This Amended and Restated Escrow Agreement (the "Agreement") is made as of the 6th day of April 2006, by and between Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "REIT"), Boston Capital REIT Advisors, LLC, a Delaware limited liability company (the "Advisor"), Boston Private Bank & Trust Company, Boston, Massachusetts (the "Escrow Agent") and Boston Capital Securities, Inc., a Massachusetts corporation, as dealer-manager (the "Dealer-Manager").

     WHEREAS, the REIT filed a Registration Statement on Form S-11 (the "Registration Statement") with the Securities and Exchange Commission, which became effective on June 22, 2005, with respect to an initial public offering of a minimum of 2,950,000 shares of common stock and a maximum of 100,000,000 shares of common stock;

     WHEREAS, the REIT has filed a post-effective amendment to the Registration Statement to, among other things, lower its minimum offering amount from 2,950,000 shares of common stock to 250,000 shares of common stock; and

     WHEREAS, the parties hereto wish to amend and restate the escrow agreement dated as of March 1, 2004 (the "Escrow Agreement") to reflect the lower minimum offering amount.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend and restate the Escrow Agreement as follows:

     1. THE OFFERING. The REIT intends to offer for subscription up to 100,000,000 shares at a price of $10.00 per share. The initial minimum purchase by each potential investor completing an Investor Information Form (a "Subscriber") is 100 shares ($1,000). The offering will be made through a group of soliciting dealers (the "Soliciting Dealers"), organized by and including the Dealer-Manager, which are members of the National Association of Securities Dealers, Inc. The REIT hereby appoints Boston Private Bank & Trust Co., Boston, Massachusetts as its Escrow Agent to receive from the Soliciting Dealers and Dealer-Manager the monies paid by the subscribers for the shares to which they have each subscribed (the "Subscription Payments") and to hold and invest such Subscription Payments.

     The offering by the REIT will terminate no later than July 1, 2007, unless terminated earlier (the "Termination Date"), and is subject to the condition that subscriptions for at least 250,000 shares be accepted by the Advisor by the Termination Date. The Advisor will notify the Escrow Agent in writing received by the Escrow Agent no later than 5:00 p.m. on the second business day preceding the date the Advisor determines as the Termination Date.

     2. ESTABLISHMENT OF THE ESCROW. The Escrow Agent will establish an escrow account for the benefit of Subscribers (in the name of the Escrow Agent or the name of its nominee or nominees) into which all Subscription Payments shall be deposited (such account, including the subaccounts referenced below, the "Escrow Account"). Instruments of payment and wired funds received from Pennsylvania and New Mexico Subscribers (as identified as such by the REIT) shall be accounted for separately in respective subaccounts established specifically for such Subscribers until such time as such Subscribers' subscriptions are released from escrow in accordance with Section 3 hereof. Directors of state securities divisions shall have the right to inspect and make copies of the records of

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the Escrow Agent at any reasonable time wherever the records are located. Credit on the books of the Escrow Agent will be given as of the date of deposit of each check. Interest on each deposited check will begin to accrue one (1) business day after each such date of deposit. If the Escrow Agent receives notice that a check for a Subscription Payment has been dishonored, it shall give immediate oral notice (to be confirmed in writing promptly thereafter) to the Advisor;
and, unless otherwise instructed at that time by the Advisor, shall undertake routine steps to collect such check through the Escrow Agent's customary collections channels. In the event that collections from the Subscribers in the form of checks or other demand remittances are credited by the Escrow Agent to the Escrow Account and the items giving rise to such credits are subsequently dishonored, the Escrow Agent may, in its discretion, charge to the Escrow
Account the amount of any item so dishonored. Upon final payment of any such item, the Escrow Agent shall credit to the Escrow Account the amount thereof with appropriate advice to the REIT. Subscription proceeds deposited may not be withdrawn by Subscribers.

     The Advisor agrees to inform the Escrow Agent when offers and sales in the REIT have begun and terminated.

     3. CLOSING AND DISBURSEMENT OF FUNDS. The REIT intends to make the offering on the condition that a minimum of 250,000 shares ($2,500,000) (exclusive of any subscriptions received from New Mexico and Pennsylvania residents) shall have been accepted by the Advisor by the Termination Date. Until subscriptions for at least 250,000 shares (exclusive of any subscriptions received from New Mexico and Pennsylvania residents) are received, no Subscriber will be recognized as an investor and subscriptions will be deposited with the Escrow Agent. Once subscriptions for at least 250,000 shares (exclusive of any subscriptions received from New Mexico and Pennsylvania residents) have been released from escrow, additional subscriptions will be deposited with the Escrow Agent and such funds will be released upon written notice from, and instruction by, the Advisor. If $2,500,000 (250,000 shares) (exclusive of any subscriptions received from New Mexico and Pennsylvania residents) of Subscription Payments have not been collected and are not then held in cleared funds in the possession of the Escrow Agent on the Termination Date, and upon written notice from, and instructions by, the Advisor, the Escrow Agent shall return to the Subscribers the Subscription Payments with interest, earned at prevailing market rates, on the fifth business day after the later of the Termination Date or receipt of the instructions from the Advisor.

     Notwithstanding the foregoing, all Subscription Payments received from New Mexico and Pennsylvania Subscribers shall be retained by the Escrow Agent, and no Subscriber from such states shall be recognized as an investor, until the earlier of (i) 120 days after the commencement of the offering (the "Initial Escrow Period") or (ii) such time as a total of $31,500,000 (with respect to Subscription Payments received from New Mexico Subscribers) and $50,000,000 (with respect to Subscription Payments received from Pennsylvania Subscribers) has been deposited into the Escrow Account by Subscribers residing in all states. If at the end of the Initial Escrow Period the minimum Subscription Payments set forth above for Pennsylvania have not been satisfied, the Escrow Agent shall promptly notify the REIT of such fact, and the REIT shall thereafter send to each Pennsylvania Subscriber by certified mail within ten (10) calendar days after the end of the Initial Escrow Period a notification in the form of EXHIBIT A. If, pursuant to such notification, a Pennsylvania Subscriber requests the return of his or her Subscription Payments within ten (10) calendar days after receipt of the notification (the "Request Period"), the Escrow Agent shall promptly thereafter refund directly to each Pennsylvania Subscriber the collected funds deposited in the Pennsylvania Escrow Account on behalf of such Pennsylvania Subscriber, or shall return the instruments of payment delivered, but not yet processed for collection prior to such time, to the address provided by the Advisor or the REIT, together with interest income in the amounts earned pursuant to this Section 3. However, the Escrow Agent shall not be required to remit such payments until funds represented by such payments have been collected by the

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Escrow Agent. The Subscription Payments of Pennsylvania Subscribers who do not
request the return of their Subscription Payments within the Request Period shall remain in the Pennsylvania sub account for successive 120-day escrow periods (a "Successive Escrow Period"), each commencing automatically upon the termination of the prior Successive Escrow Period, and the REIT and Escrow Agent shall follow the notification and payment procedure set forth in this Section 3 with respect to the Initial Escrow Period for each Successive Escrow Period until the occurrence of the earliest of (i) the Termination Date, (ii) the receipt and acceptance by the REIT of subscriptions for the purchase of shares with total purchase proceeds that equal or exceed $50,000,000 and the disbursement of the Pennsylvania sub account on the terms specified herein, or
(iii) all funds held in the Pennsylvania sub account having been returned to the Pennsylvania Subscribers in accordance with the provisions hereof.

     If at least $2,500,000 (exclusive of any subscriptions received from New Mexico and Pennsylvania residents) of Subscription Payments have been collected and are then held in cleared funds in the possession of the Escrow Agent by the Termination Date, then upon written notice from, and instruction by, the Advisor, the Escrow Agent shall pay to the REIT all funds then held in the Escrow Account including interest earned at prevailing market rates thereon prior to the Termination Date without deduction for expenses, including fees of the Escrow Agent. The REIT shall determine the amount of interest due to each Subscriber and within 75 days after the end of the fiscal quarter following a Closing Date shall itself pay such interest to Subscribers. Subsequent to, but not including, such Termination Date, any interest earned will be paid to the REIT. A Subscriber will be entitled to the amount of interest earned on his subscription proceeds starting from the day after such proceeds were deposited in the Escrow Account until, but not including, the Closing Date. The Escrow Agent shall notify directors of state securities divisions, as directed by the Advisor, upon the release from escrow of the Subscription Payments.

     Subscriptions for shares will be accepted or rejected by the Advisor, in its sole discretion, within 30 days of receipt, but the issuance of shares to a Subscriber shall be subject to acceptance of subscriptions for a number of shares sufficient to effectuate a closing. If the Subscription Payments allocated to such rejected or cancelled subscription ("Rejected Funds") have been delivered to the Escrow Agent, the Advisor will inform the Escrow Agent of the rejection or cancellation, and the Escrow Agent, upon receiving such notice, will refund to the Subscriber the Rejected Funds within 10 days of such notice, without interest.

     4. INVESTMENT OF FUNDS. The REIT hereby directs the Escrow Agent to invest (in the name of the Escrow Agent or the name of its nominee or nominees) funds in the Escrow Account for the benefit of the Subscribers in any one or a combination of the following: bank time deposits; short-term securities issued or guaranteed by the United States Government; bank money market accounts; and short-term certificates of deposit issued by a bank. Investments for periods of five days or less shall not be required.

     5. COMPENSATION. The REIT agrees to pay to the Escrow Agent compensation of $1.00 per Subscriber whose funds are received by the Escrow Agent for all services rendered by the Escrow Agent under this Agreement and, in addition, the reasonable compensation of its counsel and all other reasonable expenses incurred by the Escrow Agent hereunder.

     6. EXCULPATION. The Advisor agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith, reckless disregard of its duties and obligations under this Agreement, fraud or willful misconduct on the part of the Escrow Agent, its affiliates or agents arising directly or indirectly from any action or omission to act on the part of the Escrow Agent, its affiliates or agents pursuant to this Agreement, as well as the

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reasonable costs and expenses of defending any claim or liability or of prosecuting any action in the premises. The Escrow Agent shall not be obligated to take any action hereunder which might in its reasonable judgment subject it to any expense or liability unless it shall have been furnished with indemnity acceptable to it. Prior to the Termination Date, Subscription Payments held by the Escrow Agent shall remain the property of the Subscribers making such Payments and shall not be subject to a lien of the Escrow Agent or any other creditors of the REIT or the Advisor.

     The Escrow Agent shall not be obligated to take any action which it is not expressly directed to take in this Agreement unless and until it shall have received written instruction from the REIT. The Escrow Agent shall be liable only for its own, including its affiliates or agents own, gross negligence, bad faith, fraud, willful misconduct or reckless disregard of its duties and obligations under this Agreement and shall incur no liability for action in accordance with the terms of this Escrow Agreement or with the terms of any instructions received by it from the Advisor, whether or not contrary to the provisions of this Agreement or to the agreements between the REIT and the Subscribers. The Escrow Agent may rely upon, and shall be protected in acting upon, any resolution, certificate, opinion, notice, request, consent, or other paper or document believed by it to be genuine and to have been signed by the proper person or persons. Any notice or instruction from the REIT shall be sufficient if it bears or purports to bear the signature of any one of the following: Jeffrey Goldstein and Marc N. Teal, whose signatures appear hereon, with or without designation of principal or of representative capacity. The Escrow Agent may consult with counsel, and the opinion of such counsel shall be full and complete protection in respect to any action taken or not taken, or suffered by it hereunder in accordance with such opinion. The Escrow Agent may petition any court of competent jurisdiction to resolve any disagreement relating hereto and may refuse to act until such court has ordered it to act. Such rights and remedies shall be alternative and any action taken or not taken in conformance with an opinion of counsel or court order shall not constitute negligence or misconduct and shall be complete and final acquittance and discharge of the Escrow Agent's responsibilities with respect thereto.

     Notwithstanding the foregoing, it is understood and agreed by the parties that no member of the Advisor acting in its capacity as such shall have any personal liability under this agreement and that any person asserting a claim against the Advisor hereunder shall look solely to the assets of such Advisor (specifically excluding the personal assets of the members thereof).

     7. STANDARD OF CARE. The Escrow Agent shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. The Escrow Agent shall be liable for any damages arising out of its failure to perform its duties under this Agreement to the extent such damages arise out of its willful misfeasance, fraud, bad faith, gross negligence or reckless disregard of its duties.

     8. NOTICES. All notices and other communications hereunder shall be in writing, or if given by telephone, telegraph or telex shall be confirmed in writing. No notice shall be given until given in writing and shall be sent, postage prepaid, addressed as follows:

     (a) If to the REIT or the Advisor, notice is deemed given when received by Marc N. Teal, c/o Boston Capital Partners, Inc., One Boston Place, Suite 2100, Boston, Massachusetts 02108.

     (b) If to the Escrow Agent, notice is deemed given when received by Kathleen McQuillan or to such other address as the Escrow Agent shall subsequently designate in writing to the Advisor.

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9.   MISCELLANEOUS.

     (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     (b) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law, and shall not be amended except by written instrument executed by the parties hereto.

     (c) This Agreement may be executed in one or more counterparts, each of which shall constitute the original, and all of which collectively shall constitute one and the same instrument.

     (d) This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided that, the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and instructions.

     10. TERMINATION. This Agreement shall continue until terminated by either party upon sixty (60) days prior written notice. Upon the termination of this Agreement and upon the delivery of the balance of the Escrow Account to a successor escrow agent or such other person as may be designated by written instructions, the Escrow Agent shall be released and discharged of any and all further obligations hereunder.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal on the day and year first above written.


BOSTON CAPITAL REIT ADVISORS, LLC                 BOSTON PRIVATE BANK & TRUST

By:  Boston Capital Corporation,                  By: /s/ Kathleen McQuillan
     its manager                                      ------------------------
                                                      Name: Kathleen McQuillan
     By: /s/ Marc N. Teal                             Title: SVP
         ----------------------------
         Name:  Marc N. Teal
         Title: Senior Vice President


Signatories:

         By: /s/ Jeffrey Goldstein
             ------------------------
             Jeffrey Goldstein


         By: /s/ Marc N. Teal
             ------------------------
             Marc N. Teal


BOSTON CAPITAL REAL ESTATE
INVESTMENT TRUST, INC.


By: /s/ Jeffrey H. Goldstein
    -------------------------
    Name:  Jeffrey H. Goldstein
    Title: President and Chief Operating Officer


BOSTON CAPITAL SECURITIES, INC.


By: /s/ Marc N. Teal
    -------------------------
    Name:  Marc N. Teal
    Title: Senior Vice President

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                                    EXHIBIT A

                   FORM OF NOTICE TO PENNSYLVANIA SUBSCRIBERS

     You have tendered a subscription to purchase shares of common stock of Boston Capital Real Estate Investment Trust, Inc. (the "Company"). Your subscription is currently being held in escrow. The guidelines of the Pennsylvania Securities Commission do not permit the Company to accept subscriptions from Pennsylvania residents until an aggregate of $50,000,000 of gross offering proceeds have been received by the Company. The Pennsylvania guidelines provide that until this minimum amount of offering proceeds is received by the Company, every 120 days during the offering period Pennsylvania subscribers may request that their subscription be returned.

     If you wish to continue your subscription in escrow until the Pennsylvania minimum subscription amount is received, nothing further is required.

     If you wish to terminate your subscription for the Company's common stock and have your subscription returned please so indicate below, sign, date, and return to BCCLP, Inc., Investor Services for the Company, c/o Boston Capital, Suite 2100, One Boston Place, Boston, MA 02108.

     I hereby terminate my prior subscription to purchase shares of common stock of Boston Capital Real Estate Investment Trust, Inc. and request the return of my subscription payments. I certify to Boston Capital Real Estate Investment Trust, Inc. that I am a resident of Pennsylvania.


                                Signature:
                                           -------------------------------------

                                Name:
                                           -------------------------------------
                                                        (please print)

                                Date:
                                           -------------------------------------


Please send the subscription refund to:

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